Exhibit 99.1

NEOFORMA REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS

SAN JOSE, CA – April 21, 2004 – Neoforma, Inc. (Nasdaq: NEOF), a leading provider of supply chain management solutions to the healthcare industry, generated total revenue of $2.9 million on a generally accepted accounting principles (GAAP) basis in the quarter ended March 31, 2004. Excluding the impact of Emerging Issues Task Force Abstract No. 01-9 (EITF No. 01-9), Neoforma generated total revenue of $18.4 million in the first quarter of 2004.

During the first quarter, in accordance with GAAP, Neoforma’s net loss and net loss per share were $13.2 million and $0.69, respectively. These results represent a significant improvement over the $17.1 million net loss and $0.97 net loss per share recorded in the first quarter of 2003. Adjusted net income and net income per share for the first quarter of 2004 were $5.6 million and $0.29, respectively, increasing from $4.5 million and $0.26, respectively, in the same period in the prior year.

The Company is also updating its full year financial outlook specifically to reflect its current expectations for software development costs in 2004 that require capitalization. The Company’s previously issued financial outlook had assumed that all product development and maintenance costs would be expensed as incurred. In the first quarter of 2004, these capitalized software development costs totaled $1.8 million.

Neoforma’s adjusted financial information, which is not in accordance with GAAP, excludes the application of EITF No. 01-9 and certain expenses, gains and losses. Adjusted financial information serves as a measure of the performance of Neoforma’s ongoing core operations. A description of the adjusted financial information for the periods presented and a reconciliation of these results to GAAP financial information are included in the attached financial statements and are available in the investor relations section of Neoforma’s Web site at http://investor.neoforma.com.

“Our progress to date in 2004 positions Neoforma well to meet our goals for the year,” says Bob Zollars, chairman and chief executive officer of Neoforma. “We’ve continued to diversify and grow our revenue, our customer value documentation efforts are gaining traction and we’ve made progress in a number of other key operational areas.”

First Quarter 2004 Highlights

During the first quarter, Neoforma made significant progress in several areas, including:

•	Generated $2.9 million in non-related party revenue, a 42% increase over the same quarter in the prior year;

•	Signed and completed data cleansing for product and vendor file information contained in the Consorta Contract Catalog using Neoforma Data Management Solution™ (DMS);

•	Contracted with University HealthSystem Consortium (UHC) to provide Neoforma DMS as the preferred data cleansing and maintenance solution for UHC member hospitals;

•	Developed a significant technology release for Marketplace@Novation® that will be delivered to partners in late April, featuring new functionality for hospitals to manage all local, national and group purchasing organization (GPO) contracts and to view Novation contract product data using the UNSPSC taxonomy;

•	Introduced new online pharmacy supply analysis tools that provide Marketplace@Novation hospital pharmacy users with reports and tools to monitor prices, contract opportunities and refunds;

•	Contracted with several additional leading hospital customers to participate in Marketplace@Novation; and

•	Supported $2.4 billion in volume, an increase of 26% from the same quarter in the prior year, including $941.2 million in gross transaction volume and $1.5 billion in supply chain data.

First Quarter 2004 Financial Results

For the quarter ended March 31, 2004, on a GAAP basis, Neoforma generated $2.9 million in total revenue, consisting entirely of non-related party revenue. In comparison to the same period in the prior year, related party revenue decreased from $539,000 to zero, while non-related party revenue increased from $2.1 million to $2.9 million.

Excluding the application of EITF No. 01-9, on an adjusted basis, Neoforma generated total revenue of $18.4 million in the first quarter of 2004, comprised of $15.5 million in related party revenue and $2.9 million in non-related party revenue. Neoforma’s related party revenue results for the quarter represent a decrease from the $17.5 million generated in the same quarter in the previous year. The decrease in related party revenue, on both a GAAP and an adjusted basis, is due to a $2.1 million decrease in the Company’s payment from Novation in the first quarter of 2004, as compared to the first quarter of 2003, based on a scheduled decline in the quarterly maximum payment from Novation under the terms of the Company’s outsourcing agreement with Novation, VHA Inc. and UHC. Beginning in the first quarter of 2004, the quarterly maximum payment is fixed at $15.25 million.

Neoforma’s $2.9 million in non-related party revenue, however, represents an increase from the $2.1 million generated in the first quarter of 2003. This increase in non-related party revenue, on both a GAAP and an adjusted basis, is the result of increases in revenue from Neoforma DMS, including Pharmaceutical Market Intelligence and HPIS Market Intelligence services for suppliers and data cleansing services for hospitals and GPOs, and from Neoforma Order Management Solution™ connectivity services for suppliers.

Under EITF No. 01-9, which became effective for the Company in January 2002, Neoforma classifies non-cash amortization of partnership costs as an offset against related party revenue. This accounting treatment has no impact on Neoforma’s loss from operations, net loss, net loss per share or total cash flow because the reductions to operating expenses and revenue are equal.

In the first quarter of 2004, Neoforma’s total GAAP operating expenses were $16.2 million, an improvement over the $19.4 million reported in the same period in the prior year. This improvement was partially the result of a $2.5 million decrease in depreciation in the first quarter of 2004, as compared to the first quarter of 2003, as certain assets had been fully depreciated as of the end of fiscal 2003. In addition, in the first quarter of 2004, the Company capitalized $1.8 million in costs related to certain internal use software development projects, including the development of components of the Marketplace@Novation technology release that will be delivered in late April; the Company did not capitalize any software development costs in the first quarter of the prior year. Neoforma’s previously issued guidance for 2004 did not reflect the capitalization of these costs, but assumed all product development and maintenance costs would be expensed as incurred.

Adjusted operating expenses totaled $12.9 million in the first quarter of 2004, an improvement over the $14.8 million in the same quarter of the previous year. The decrease in total adjusted operating expenses was primarily the result of the capitalization of $1.8 million of software development costs in the first quarter of 2004.

On a GAAP basis, Neoforma reported a loss from operations of $13.3 million in the first quarter of 2004, improving significantly from the $16.8 million loss in the first quarter of 2003. During the quarter, Neoforma generated $5.5 million in EBITDA, representing an increase from the $4.8 million generated in the same period in the prior year.

As of March 31, 2004, Neoforma’s cash, cash equivalents and short-term investments equaled $17.4 million, an increase from the $16.6 million balance as of the end of 2003. The Company remains completely free of debt.

During the first quarter of 2004, Neoforma’s free cash flow totaled $122,000. Free cash flow is calculated as net cash used in operating activities, plus amortization of partnership costs offset against related party revenue, minus purchases of property and equipment and capitalization of software development costs.

“The first quarter represented a solid start to the year for Neoforma,” says Andrew Guggenhime, chief financial officer. “We have a lot of demanding work in front of us, and we remain focused on delivering on our full year 2004 financial and operational goals.”

Updated 2004 Financial Outlook

Neoforma is updating its financial guidance for full year 2004 solely to reflect the costs of software developed for internal use that the Company expects to capitalize and the related amortization charges it expects to incur during the year. These costs had been reflected previously as an operating expense in the Company’s guidance for 2004. There is no impact to Neoforma’s revenue guidance.

Neoforma’s 2004 Financial Outlook (in millions, except per share data):

	FY 2004
	Previous	Updated
GAAP Basis
Related Party Revenue	—	—
Non-related Party Revenue	$13.3	$13.3

Total Revenue	$13.3	$13.3
Total Operating Expenses	$75.3	$72.1
Loss from Operations	$(62.0)	$(58.8)
Net Loss per Share	$(3.18)	$(3.02)

Adjusted Basis
Related Party Revenue(a)	$61.7	$61.7
Non-related Party Revenue	$13.3	$13.3

Total Revenue(a)	$75.0	$75.0
Operating Expenses(b)	$60.0	$55.6
EBITDA(c)	$15.0	$19.4
Net Income per Share(d)	$0.77	$0.99

Free Cash Flow(e)	$9.0	$9.0
Capitalization of Software Development Costs	n/a	$4.4
Purchases of Property and Equipment	$6.0	$6.0
Weighted Average Shares Outstanding	19.5	19.5

(a)	Adjusted related party revenue and adjusted total revenue exclude the offset of amortization of partnership costs against related party revenue resulting from the application of EITF No. 01-9.
(b)	Adjusted operating expenses exclude depreciation and amortization, as well as certain expenses, gains and losses. In 2004, the Company currently does not anticipate any of these certain expenses, gains or losses other than depreciation and amortization. In 2004, the Company expects depreciation and total amortization expenses, including amortization offset against related party revenue, to equal approximately $78.2 million.
(c)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization (including amortization offset against related party revenue) as well as certain expenses, gains and losses.
(d)	The Company defines adjusted net income per share as EBITDA plus the impact of interest expense, interest income and other income and expense divided by the weighted average shares outstanding.
(e)	The Company defines free cash flow as net cash used in operating activities, plus amortization of partnership costs offset against related party revenue, minus purchases of property and equipment and capitalization of software development costs.

About Neoforma

Neoforma is a leading supply chain management solutions provider for the healthcare industry. Through a unique combination of technology, information and services, Neoforma provides innovative solutions to over 1,450 hospitals and suppliers, supporting more than $8 billion in annualized transaction volume. By bringing together contract information and order data, Neoforma’s integrated solution set delivers a comprehensive view of an organization’s supply chain, driving significant cost savings and better decision-making for both hospitals and suppliers. For more information, point your browser to http://www.neoforma.com.

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This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements made under the caption “Updated 2004 Financial Outlook” and statements related to Neoforma’s business and financial outlook for 2004, its revenue growth and diversification and the introduction of new solutions. There are a number of risks that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include the willingness of customers to accept Neoforma’s business model of providing supply chain management solutions for the healthcare industry and the ability of Neoforma to manage its growth and related technological challenges. These risks and other risks are described in Neoforma’s periodic reports filed with the SEC, including its Form 10-K for the year ended December 31, 2003. These statements are current as of the date of this release and Neoforma assumes no obligation to update the forward-looking information contained in this news release.

Neoforma is a trademark of Neoforma, Inc. Other Neoforma logos, product names and service names are also trademarks of Neoforma, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.

Contacts:

Rebecca Oles, Neoforma, media, 408.468.4363, rebecca.oles@neoforma.com

Amanda Mogin, Neoforma, investors, 408.468.4251, amanda.mogin@neoforma.com

NEOFORMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2003	2004
REVENUE:
Related party, net of amortization of partnership costs of $17,003 and $15,478 for the three months ended March 31, 2003 and 2004, respectively	$539	$—
Non-related party	2,063	2,928

Total revenue	2,602	2,928
OPERATING EXPENSES:
Cost of services	1,378	2,061
Operations	5,142	2,998
Product development	4,743	3,638
Selling and marketing	4,977	3,656
General and administrative	2,967	2,238
Amortization of intangibles	147	147
Amortization of partnership costs	—	1,472

Total operating expenses	19,354	16,210

Loss from operations	(16,752)	(13,282)
OTHER EXPENSE	(299)	68

Net loss	$(17,051)	$(13,214)

NET LOSS PER SHARE:
Basic and diluted	$(0.97)	$(0.69)

Weighted average shares — basic and diluted	17,540	19,069

In addition to our consolidated financial statements presented in accordance with GAAP, Neoforma, Inc. uses non-GAAP, or adjusted, measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude the application of EITF No. 01-9 and certain expenses, gains and losses. Neoforma management believes that the non-GAAP adjusted results provide added insight into the Company’s performance by focusing on results generated by the Company’s ongoing core operations. Neoforma management uses the non-GAAP adjusted results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting. Additionally, incentive compensation for the Company, including management, is based on results on this basis. In addition, because we historically have reported adjusted results, we believe the inclusion of comparative numbers provides consistency in our financial reporting. The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NEOFORMA, INC.

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2003	2004
REVENUE:
Related party	$17,542	$15,478
Non-related party	2,063	2,928

Total adjusted revenue	19,605	18,406

OPERATING EXPENSES:
Cost of services	1,265	1,686
Operations	2,290	2,485
Product development	4,251	3,325
Selling and marketing	4,500	3,407
General and administrative	2,454	2,007

Adjusted operating expenses	14,760	12,910

EBITDA	4,845	5,496
OTHER EXPENSE	(299)	68

Adjusted net income	$4,546	$5,564

ADJUSTED NET INCOME PER SHARE:
Basic	$0.26	$0.29

Weighted average shares — basic	17,540	19,069

(1)	These adjusted condensed consolidated statements of operations exclude the impact of EITF No. 01-9 and certain expenses, gains and losses. Under EITF No. 01-9, the Company offsets non-cash amortization of partnership costs against related party revenue in an amount equal to the lesser of the two in any period. Any amortization of partnership costs in excess of related party revenue in any period is classified as an operating expense. As a result of the adoption of EITF No. 01-9, the Company offset $17,003 and $15,478 of amortization of partnership costs against related party revenue in its GAAP condensed consolidated statements of operations for the three months ended March 31, 2003 and 2004, respectively. As reclassifications, the application of EITF No. 01-9 had no impact on loss from operations, net loss or net loss per share. The excluded expenses, gains and losses consisted of depreciation and amortization of property and equipment, amortization of intangibles, amortization of deferred compensation and amortization of partnership costs.

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2004
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation	Amortization of Deferred Compensation
REVENUE:
Related party	$15,478	$—	$(15,478)	$—	$—	$—
Non-related party	2,928	—	—	—	—	2,928

Total revenue	18,406	—	(15,478)	—	—	2,928

OPERATING EXPENSES:
Cost of services	1,686	—	—	305	70	2,061
Operations	2,485	—	—	464	49	2,998
Product development	3,325	—	—	190	123	3,638
Selling and marketing	3,407	—	—	129	120	3,656
General and administrative	2,007	—	—	103	128	2,238

Adjusted operating expenses	12,910

EBITDA	5,496
Depreciation and amortization of property and equipment	—	1,191	—	(1,191)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	490	—	—	(490)	—
Amortization of partnership costs	—	16,950	(15,478)	—	—	1,472

Total operating expenses		18,778	(15,478)	—	—	16,210

Loss from operations		(18,778)	—	—	—	(13,282)
OTHER EXPENSE	68	—	—	—	—	68

Net income (loss)	$5,564	$(18,778)	$—	$—	$—	$(13,214)

NET INCOME (LOSS) PER SHARE:
Basic	$0.29					$(0.69)

Weighted average shares - basic	19,069					19,069

	Three Months Ended March 31, 2003
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation and amortization of property and equipment	Amortization of Deferred Compensation
REVENUE:
Related party	$17,542	$—	$(17,003)	$—	$—	$539
Non-related party	2,063	—	—	—	—	2,063

Total revenue	19,605	—	(17,003)	—	—	2,602
OPERATING EXPENSES:
Cost of services	1,265	—	—	97	16	1,378
Operations	2,290	—	—	2,790	62	5,142
Product development	4,251	—	—	361	131	4,743
Selling and marketing	4,500	—	—	305	172	4,977
General and administrative	2,454	—	—	180	333	2,967

Adjusted operating expenses	14,760

EBITDA	4,845
Depreciation and amortization of property and equipment	—	3,733	—	(3,733)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	714	—	—	(714)	—
Amortization of partnership costs	—	17,003	(17,003)	—	—	—

Total operating expenses		21,597	(17,003)	—	—	19,354

Loss from operations		(21,597)	—	—	—	(16,752)
OTHER EXPENSE	(299)	—	—	—	—	(299)

Net income (loss)	$4,546	$(21,597)	$—	$—	$—	$(17,051)

NET INCOME (LOSS) PER SHARE:
Basic	$0.26					$(0.97)

Weighted average shares - basic	17,540					17,540

NEOFORMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31, 2003	March 31, 2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13,481	$15,280
Short-term investments	3,138	2,105
Accounts receivable, net of allowance for doubtful accounts	3,776	3,924
Related party accounts receivable	456	—
Prepaid expenses and other current assets	2,775	2,797

Total current assets	23,626	24,106

PROPERTY AND EQUIPMENT, net	7,432	9,268
INTANGIBLES, net	2,022	1,875
GOODWILL	1,652	1,652
CAPITALIZED PARTNERSHIP COSTS, net	106,003	92,198
NON-MARKETABLE INVESTMENTS	83	83
RESTRICTED CASH	1,020	1,020
OTHER ASSETS	1,376	1,309

Total assets	$143,214	$131,511

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,727	$2,146
Accrued payroll	4,199	2,811
Other accrued liabilities	3,183	2,970
Deferred revenue, current portion	2,651	2,124

Total current liabilities	12,760	10,051
DEFERRED RENT	657	643
DEFERRED REVENUE, less current portion	554	512

Total liabilities	13,971	11,206

STOCKHOLDERS’ EQUITY:
Common Stock $0.001 par value:
Authorized — 300,000 shares at March 31, 2004
Issued and outstanding: 18,943 and 19,945 shares at December 31, 2003 and March 31, 2004, respectively	19	20
Additional paid-in capital	827,570	837,919
Notes receivable from stockholders	(5,422)	(5,446)
Deferred compensation	(218)	(6,268)
Unrealized gain on available-for-sale securities	1	1
Accumulated deficit	(692,707)	(705,921)

Total stockholders’ equity	129,243	120,305

Total liabilities and stockholders’ equity	$143,214	$131,511

NEOFORMA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2003	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,051)	$(13,214)
Adjustments to reconcile net loss to net cash used in operating activities:
Restricted common stock issued to employees and officers	10	—
Provision for doubtful accounts	54	96
Accrued interest receivable on stockholder notes receivable	(17)	(6)
Depreciation and amortization of property and equipment	3,733	1,191
Amortization of intangibles	147	147
Amortization of partnership costs classified as an operating expense	—	1,472
Amortization of deferred compensation	714	490
Change in assets and liabilities, net of divestitures:
Accounts receivable	303	212
Prepaid expenses and other current assets	488	(22)
Other assets	110	67
Accounts payable	(1,747)	(581)
Accrued liabilities and accrued payroll	(5,649)	(1,598)
Deferred revenue	(290)	(569)
Deferred rent	14	(14)
Accrued interest payable on related party notes payable	245	—

Net cash used in operating activities	(18,936)	(12,329)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investments	(700)	(1,347)
Proceeds from the sale or maturity of marketable investments	1,053	2,381
Capitalization of software development costs	—	(1,791)
Purchases of property and equipment	(538)	(1,236)

Net cash used in investing activities	(185)	(1,993)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amortization of partnership costs offset against related party revenue	17,003	15,478
Repayments of notes payable	(447)	—
Cash received related to options exercised	149	250
Proceeds from the issuance of common stock under the employee stock purchase plan	506	526
Common stock repurchased, net of notes receivable issued to common stockholders	(2)	(177)
Collections of notes receivable from stockholders	1,051	44

Net cash provided by financing activities	18,260	16,121

Net increase/(decrease) in cash and cash equivalents	(861)	1,799
Cash and cash equivalents, beginning of period	23,277	13,481

Cash and cash equivalents, end of period	$22,416	$15,280

NEOFORMA, INC.

RECONCILIATION OF 2004 ADJUSTED GUIDANCE TO GAAP GUIDANCE

ISSUED APRIL 21, 2004

(in thousands, except per share amounts)

(unaudited)

	Twelve Months Ended December 31, 2004
	Adjusted Guidance	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Guidance
REVENUE:
Related party	$61,700	$—	$(61,700)	$—
Non-related party	13,300	—	—	13,300

Total revenue	75,000	—	(61,700)	13,300
OPERATING EXPENSES:
Adjusted operating expenses	55,600	—	—	55,600

EBITDA	19,400
Depreciation and amortization of property and equipment	—	6,600	—	6,600
Amortization of intangibles	—	600	—	600
Amortization of deferred compensation	—	3,000	—	3,000
Amortization of partnership costs	—	68,000	(61,700)	6,300

Total operating expenses		78,200	(61,700)	72,100
Loss from operations			—	(58,800)

Net income (loss)	$19,400	$(78,200)	$—	$(58,800)

NET INCOME (LOSS) PER SHARE:
Basic	$0.99			$(3.02)

Weighted average shares—basic	19,500			19,500